SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       April 7, 2003

ELITE INFORMATION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20034	41-1522214

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5100 West Goldleaf Circle
Los Angeles, California 90056

(Address of Principal Executive Offices)
(Zip Code)

(323) 642-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or address, if changed from last report)

Item 5. Other Events

     This form 8-K/A is being filed to correct certain typographical errors in Exhibit 99.1, the Agreement and Plan of Merger dated as of April 2, 2003 (the “Merger Agreement”), to the Form 8-K that was filed by Elite Information Group, Inc. on April 3, 2003. These corrections include certain non-substantive typographical errors, as well as a correction to the sentence in Section 1.01(a) of the Merger Agreement containing the definition of “Alternative Outside Date.” The previously filed version of this sentence inadvertently contained the date “September 29, 2003” instead of “September 9, 2003.” Thus, the sentence should have read as follows:

“If, at any scheduled or extended Expiration Date, the Offer shall not have been consummated as a result of the failure to satisfy the Regulatory Condition or the occurrence of a Litigation Event, Parent shall, if requested by the Company, cause Merger Sub to extend the Expiration Date for one or more periods (not in excess of ten (10) business days each) until such condition is satisfied, but in no event later than September 9, 2003 (the “Alternative Outside Date”).”

     The full text of the corrected Merger Agreement is filed herewith and is incorporated herein.

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable

     (c)  The following exhibits are filed as part of this report.

     Exhibit 99.1 – Agreement and Plan of Merger dated April 2, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2003

ELITE INFORMATION GROUP, INC.

	By:	/s/ Steven O. Todd

Steven O. Todd
Vice President

Exhibit Index

Exhibit	Exhibit No.

Agreement and Plan of Merger dated April 2, 2003	99.1